UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2017, based upon the recommendation of the Nominations and Governance Committee of the Board of Directors (the “Board”) of Navient Corporation (the “Company”), the Board unanimously approved the appointment of David L. Yowan as a director filling an existing vacancy on the Board, effective immediately. Mr. Yowan will serve for an initial term ending at the Company’s 2017 Annual Meeting of Stockholders. The Board has determined that Mr. Yowan will serve on the Audit Committee, and the Finance and Operations Committee.

 On April 4, 2017, the Company issued a press release announcing Mr. Yowan’s appointment to the Board. A copy of the press release in furnished as Exhibit 99.1 hereto.

The Board has affirmatively determined that Mr. Yowan meets the qualifications of an independent director under Nasdaq Rule 5605(a)(2) and the Company’s Corporate Governance Guidelines. Navient is not aware of any transactions with Mr. Yowan that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Yowan will participate in Navient’s compensation program for non-employee directors as described under the caption "Director Compensation" in Navient’s Proxy Statement filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)
Exhibits

99.1*	Press Release, dated April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: April 4, 2017	By:	/s/ Mark L. Heleen
Mark L. Heleen
Chief Legal Officer

EXHIBIT INDEX

99.1*	Press Release, dated April 4, 2017